Exhibit 1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

      AMENDMENT No. 2 dated as of August 17, 1999, to the Rights Agreement, dated as of August 15, 1989 (the "Rights Agreement"), as amended by Amendment No. 1 (together, with the Rights Agreement, the "Rights Agreement, as amended"), dated as of June 12, 1990, between Network Equipment Technologies, Inc., a Delaware corporation (the "Company") and BankBoston, successor to The First National Bank of Boston, as Rights Agent (the "Rights Agent").

      WHEREAS, the Company and the Rights Agent entered into the Rights Agreement, as amended, specifying the terms of the Rights (as defined therein);

      WHEREAS, the Company and the Rights Agent desire to further amend the Rights Agreement, as amended, in accordance with Section 27 of the Rights Agreement, as amended;

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement, as amended, and this Amendment No. 2, the parties hereby agree as follows:

      1. Section 2 of the Rights Agreement, as amended, is hereby amended as follows:

                  The last sentence of Section 2 is hereby amended by deleting such sentence in its entirety and substituting the following sentence in its place:

                  "The Company may from time to time appoint such co-Rights Agents as it may deemed necessary of desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent."

      2. Section 7 of the Rights Agreement, as amended, is hereby amended as follows:

            (a) The definition of "Final Expiration Date" in Section 7(a) is hereby amended by deleting clause (i) of the first sentence thereof in its entirety and substituting the following in its place:

                  "(i) the Close of Business on August 24, 2009 (the "Final Expiration Date"),"

            (a) The text of Section 7(b) is hereby amended by deleting sole sentence thereof in its entirety and substituting the following in its place:

                  "The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Rights shall initially be $80, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of
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                  the United States of America in accordance with paragraph (c)
                  below."

      3. Section 18 of the Rights Agreement, as amended, is hereby amended as follows:

                  Section 18 is hereby amended by deleting the text in its entirety and substituting the following in its place:

                  "The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees that the Rights Agent shall not, under any circumstances, be liable to anyone for any acts or omissions hereunder of the Rights Agent other than arising due to the Rights Agent's gross negligence, bad faith or willful misconduct."

      4. Section 20 of the Rights Agreement, as amended, is hereby amended as follows:

                  The text of Section 20(c) is hereby amended by deleting the sole sentence thereof in its entirety and substituting the following in its place:

                  "The Rights Agent shall be liable hereunder to the Company and any other person only for its own gross negligence, bad faith or willful misconduct."

      5. Section 26 of the Rights Agreement, as amended, is hereby amended as follows:

                  (a) The address of the Company contained in the notice provision of Section 26 shall amended by deleting the address in its entirety and substituting the following in its place:

                  Network Equipment Technologies, Inc.
                  6500 Paseo Padre Parkway
                  Fremont, California  94555
                  Attention:  Corporate Secretary

                  (b) The address of the Rights Agent contained in the notice provision of Section 26 shall amended by deleting the address in its entirety and substituting the following in its place:

                  BankBoston, N.A.
                  c/o EquiServe Limited Partnership
                  150 Royall Street
                  Canton, Massachusetts  02021
                  Attention:  Client Administration

      6. Section 29 of the Rights Amendment, as amended, is hereby amended as follows:


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

            (a) The text of the present paragraph in Section 29 shall be amended by numbering such paragraph (a).

            (b) Section 29 of the Rights Amendment is hereby further amended by adding a new sub-paragraph (b) at the end thereof as follows:

                  "(b)(i) It is understood that the Independent Directors Committee (as defined below) of the Board of Directors of the Company shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the interests of the Company, its stockholders and any other relevant constituencies of the Company, at least every three years, or sooner than that if a majority of the members of the Independent Directors Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the Independent Directors Committee will communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. The Independent Directors Committee shall be comprised of the Directors of the Company who shall have been determined to be independent by the determination by the Audit Committee of the Board, in accordance with criteria adopted by it.

                  "(ii) The Independent Directors Committee shall have the power to set its own agenda, and shall be able to retain at the expense of the Company its choice of legal counsel, investment bankers and other advisors. The Independent Directors Committee has the authority to review all information of the Company and to consider any and all factors the Committee deems relevant to an evaluation of whether to maintain the Agreement."

      7. Exhibit B of the Rights Amendment, as amended, is hereby amended by deleting Exhibit B in its entirety and replacing it with the following:

                       Exhibit B Form of Right Certificate

Certificate No. R-                                            ___________ Rights

      NOT EXERCISABLE AFTER AUGUST 24, 2009 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH

      TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SUCH AGREEMENT.]*

                                Right Certificate

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

      This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 15, 1989, as amended by Amendment No. 1, dated as of June 12, 1990, and Amendment No. 2, dated as of August 17, 1999 (the "Rights Agreement"), between Network Equipment Technologies, Inc., a Delaware corporation (the "Company"), and BankBoston (as successor to The First National Bank of Boston) (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights .Agreement) and prior to 5:00 P.M., Boston, Massachusetts time, on August 24, 2009 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.0l per share (the "Preferred Shares") of the Company, at a purchase price of $80 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 24, 1999 based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

----------
* The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.


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

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

      This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.0l per Right or (ii) may be exchanged in whole or in part for Preferred Shares, shares of the Company's Common Stock, par value $.0l per share, or substantially equivalent rights or other consideration as determined by the Company.

      No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, ____.


[SEAL]


ATTEST:                                 NETWORK EQUIPMENT TECHNOLOGIES, INC.


______________________________          By:_________________________________


Countersigned:

BANKBOSTON, as Rights Agent


By:___________________________
      Authorized Signature


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the day and year first above written.


                                       NETWORK EQUIPMENT TECHNOLOGIES, INC.

                                       By:/s/ HUBERT A.J. WHYTE
                                          -------------------------------------
                                       Name: Hubert A. J. Whyte
                                       Title: President & CEO


                                       BANKBOSTON

                                       By:/s/ GEOFFREY D. ANDERSON
                                          -------------------------------------
                                       Name: Geoffrey D. Anderson
                                       Title: Director